Exhibit 3.2

INVESTORS REAL ESTATE TRUST

ARTICLES SUPPLEMENTARY

CLASSIFYING AND DESIGNATING
AN UNLIMITED NUMBER OF
SHARES OF BENEFICIAL INTEREST
AS
8.25% SERIES A CUMULATIVE REDEEMABLE
PREFERRED SHARES OF BENEFICIAL INTEREST
NO PAR VALUE

     WHEREAS, the Board of Trustees (the “Board”) of Investors Real Estate Trust, a North Dakota real estate investment trust (the “Trust”), has deemed it to be in the best interest of the Trust and its shareholders for the Trust to establish a series of preferred shares of beneficial interest pursuant to the authority granted to the Board of Trustees in Article II, Section 1 of the Articles of Amendment and Third Restated Declaration of Trust of the Trust (the "Declaration of Trust”).

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board by the Declaration of Trust, a series of preferred shares is hereby established, and the terms of the same shall be as follows:

1.	Designation and Amount.

A.	Pursuant to Article II, Section 1 of the Declaration of Trust, the Board has the authority to establish by resolution more than one class or series of shares of beneficial interest of the Trust (“Shares”) and to fix the relative rights and preferences of such different classes or series of Shares. Except for Shares so established by resolution, including, but not limited to, the Series A Preferred Shares (as defined below) and any other classes or series of Shares established by resolution of the Board, all other Shares shall be designated as common shares of beneficial interest, no par value (“Common Shares”), each of which shall be equal in all respects to every other Common Share.

B.	The shares of such series of Shares shall be designated “8.25% Series A Cumulative Redeemable Preferred Shares” (the “Series A Preferred Shares”) and the number of shares constituting such series shall be unlimited. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the Series A Preferred Shares shall be subject in all cases to the provisions of Article II, Section 5 of the Declaration of Trust of the Trust regarding limitations on beneficial and constructive ownership of shares of beneficial interest of the Trust.

2.	Distributions and Distribution Rights.

A.	Holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds of the Trust legally available for the payment of distributions, cumulative quarterly cash distributions at the rate of 8.25% of the $25.00 liquidation preference per year. Such distributions shall accrue and be cumulative from and including the date of initial issuance by the Trust of the Series A Preferred Shares, or from and including the day immediately following the most recent date as to which distributions have been paid, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year or, if not a business day, the succeeding business day (without interest for the intervening period) (each, a “Distribution Payment Date”). Distributions will accrued regardless of whether we have earnings, whether we have funds legally available for payment or whether the distributions are declared. The first distribution on the Series A Preferred Shares shall be paid on June 30, 2004. Such first distribution and any distribution payable on the Series A Preferred Shares for any other partial distribution shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Each payment of distributions will include distributions accrued to and including that date on which paid. Distributions will be payable to record holders as they appear in the shareholder records of the Trust at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

B.	No distributions on the Series A Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

C.	Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Shares shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series A Preferred Shares will not bear interest and the holders of the Series A Preferred Shares will not be entitled to any distributions in excess of the full accrued distributions described in this Section 2. Accrued but unpaid distributions on the Series A Preferred Shares shall accumulate as of the Distribution Payment Date on which they first become payable.

D.	No full distributions shall be declared or paid or set apart for payment on the common shares of beneficial interest, no par value, of the Trust (“Common Shares”), or the shares of any other class or series of shares of beneficial interest of the Trust ranking, as to distributions, on a parity with, or junior to, the Series A Preferred Shares (other than a distribution paid in Common Shares or in shares of any other class or series of shares of beneficial interest ranking junior to the Series A Preferred Shares as to distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary) for any period unless all accrued distributions on the Series A Preferred Shares for all past distribution periods and the then current distribution period shall have been or contemporaneously are (i) declared and paid in full, or (ii) declared and a sum sufficient for the payment thereof in full is set apart for such payment. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and any other class or series of shares of beneficial interest ranking on a parity as to distributions with the Series A Preferred Shares, all distributions declared upon the Series A Preferred Shares and any other class or series of shares of beneficial interest ranking on a parity as to distributions with the Series A Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Series A Preferred Shares and such other classes or series of shares of beneficial interest ranking on a parity as to distributions with the Series A Preferred Shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Series A Preferred Shares and such other class or series of shares of beneficial interest bear to each other.

E.	Except as provided in Section 2, Paragraph D, unless all accrued distributions on the Series A Preferred Shares for all past distribution periods and the then current distribution period shall have been, or contemporaneously are, declared and paid in full or declared and a sum sufficient for the payment thereof in full is set apart for such payment, no distributions (other than in the form of Common Shares or any other shares of beneficial interest ranking junior to the Series A Preferred Shares as to distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary) or other distribution shall be declared, paid or set aside for payment or made upon the Common Shares or any other shares of beneficial interest of the Trust ranking junior to, or on parity with, the Series A Preferred Shares as to distributions or the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to, or on a parity with, the Series A Preferred Shares as to distributions or the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares of beneficial interest) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares as to distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, and except for the acquisition of shares of beneficial interest that have been designated as “Excess Shares” in accordance with the terms of the Declaration of Trust).

F.	Holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative distributions on the Series A Preferred Shares as provided above. Any distribution payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remains payable.

3.	Liquidation Rights.

A.	In the event of the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to and including the date of the liquidation, dissolution or winding up, before any distribution or payment shall be made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares as to liquidation rights. In the event that, upon such liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the legally available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series A Preferred Shares as to liquidation rights, then the record holders of the Series A Preferred Shares and all other such classes or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to liquidation rights shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

B.	The record holders of Series A Preferred Shares shall be entitled to written notice of any such liquidation, dissolution or winding up. The consolidation or merger of the Trust with or into any other trust, partnership, limited liability company, corporation or other entity, or the consolidation or merger of any other trust, partnership, limited liability company, corporation or other entity with or into the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust if, following the transaction, the Series A Preferred Shares remain outstanding as duly authorized shares of beneficial interest or any successor entity having the same rights and preferences as prior to the transaction.

4.	Redemption.

A.	At the Option of The Trust.

(i)	The Series A Preferred Shares shall not be redeemable at the option of the Trust prior to April 26, 2009; provided, however, that in order to ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes, the Series A Preferred Shares will be subject to Article II, Section 5 of the Declaration of Trust, which provides that the Series A Preferred Shares owned by a shareholder in excess of the Ownership Limit, as defined in the Declaration of Trust, shall automatically be designed Excess Shares, as defined in the Declaration of Trust, and transferred in accordance with the provisions set forth in Article II, Section 5 of the Declaration of Trust.

(ii)	On or after April 26, 2009, the Trust, at its option upon not less than 30 nor more than 60 days’, written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid distributions thereon to and including the date of redemption (except as provided below), if any, and without interest. Unless all accrued distributions for all past distribution periods and the then current distribution period on all of the Series A Preferred Shares and any other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series A Preferred Shares as to distributions and upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary upon which like voting rights have been conferred and are exercisable (“Parity Preferred Shares”), have been, or contemporaneously are, declared and paid in full or a sum sufficient for the payment in full of such distribution is set apart for payment, no Series A Preferred Shares or other Parity Preferred Shares will be redeemed unless all outstanding shares of the Series A Preferred Shares and other Parity Preferred Shares are simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition by the Trust of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares and other Parity Preferred Shares or the purchase or acquisition by the Trust of Series A Preferred Shares in accordance with the terms of the Declaration of Trust of the Series A Preferred Shares designated as Excess Shares thereunder If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by the Board that will not result in a violation of the restrictions specified in Article II, Section 5 of the Declaration of Trust.

(iii)	The Trust shall be required to give the holders of the Series A Preferred Shares prior written notice of redemption of the Series A Preferred Shares. Notice of redemption shall be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption, addressed to the respective record holders of the shares of Series A Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give such notice or defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to a holder to whom notice was defective or not given. Each notice shall state (i) the date fixed for redemption; (ii) the redemption price, including all accrued and unpaid distributions, if any; (iii) the number of Series A Preferred Shares to be redeemed; (iv) the time, place and manner in which the certificates evidencing the Series A Preferred Shares are to be surrendered for payment of the redemption price, including the steps that a holder should take with respect to any certificates that have been lost, stolen or destroyed or with respect to uncertificated shares; and (v) that distributions on the Series A Preferred Shares to be redeemed shall cease to accrue from and after such date fixed for redemption and the Series A Preferred Shares will no longer be deemed outstanding. If fewer than all of Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed and the method by which the Series A Preferred Shares shall be selected for redemption.

(iv)	On or after the date fixed for redemption, once a holder of the Series A Preferred Shares to be redeemed surrenders the certificates representing the Series A Preferred Shares to be redeemed at the place designated in the redemption notice, the redemption price of such Series A Preferred Shares, including all accrued and unpaid distributions payable, shall be paid to the person who surrendered such certificates and each surrendered certificate shall be cancelled. In the event that fewer than all of the Series A Preferred Shares represented by any certificate are to be redeemed, a new certificate shall be issued representing the Series A Preferred Shares that are unredeemed. All of the Series A Preferred Shares redeemed pursuant to this Section 4, Paragraph A shall be retired and shall be restored to the status of authorized and unissued Series A Preferred Shares.

(v)	At the election of the Trust, the Trust may, prior to the date fixed for redemption, irrevocably deposit the redemption price (including accrued and unpaid distributions to and including the date fixed for redemption) of the Series A Preferred Shares called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series A Preferred Shares to be redeemed will (i) specify the office of such bank or trust company as the place of payment of the redemption price (including all accrued and unpaid distributions to and including the date fixed for redemption), and (ii) direct such holders to surrender the certificates representing the Series A Preferred Shares at such place to receive payment of the redemption price (including all accrued and unpaid distributions to and including the date fixed for redemption). Any monies deposited that remain unclaimed at the end of two years after the date fixed for redemption shall be returned to the Trust by such bank or trust company and after that time the holder of the Series A Preferred Shares called for redemption must look to the Trust for payment. Except as otherwise provided in this Section 4, Paragraph A, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares to be redeemed.

(vi)	If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, then from and after the date fixed for redemption distributions shall cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding, such Series A Preferred Shares shall not thereafter be transferred (except with the consent of the Trust) on the books of the Trust and all rights of the holders of such Series A Preferred Shares will terminate, except the right to receive the redemption price plus all accrued and unpaid distributions to and including the date fixed for redemption. Nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time either at a public or a private sale, of all or any part of the Series A Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law.

(vii)	The Series A Preferred Shares shall have no stated maturity and shall not be subject to any sinking fund; provided, however, that in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes, the Series A Preferred Shares will be subject to Article II, Section 5 of the Declaration of Trust, which provides that the Series A Preferred Shares owned by a shareholder in excess of the Ownership Limit, as defined in the Declaration of Trust, shall automatically be designed Excess Shares, as defined in the Declaration of Trust, and transferred in accordance with the provisions set forth in Article II, Section 5 of the Declaration of Trust.

B.	At the Option of the Holder.

(i)	If at any time there has been a Change In Control (as defined below), each holder of Series A Preferred Shares shall have the right, for a period of 90 days from the date of the Change In Control, to require the Trust to redeem all or any portion of that holder’s Series A Preferred Shares. Not later than 130 days after the date of the Change In Control (or, if that date is a Saturday, Sunday or legal holiday, the next day that is not a Saturday, Sunday or legal holiday), the Trust shall redeem all Series A Preferred Shares the holder has elected to have redeemed in a written notice delivered to the Trust on or prior to the 90th day after the Change In

Control. The redemption price shall be $25.00 per share, plus accrued and unpaid distributions, if any, to and including the date of redemption.

(ii)	A “Change In Control” shall have occurred if any of the following events have taken place: (A) any person, entity or affiliated group, other than the Trust or any employee benefit plan sponsored by the Trust, acquires more than 50% of the then outstanding Common Shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable; (B) the consummation of any merger or consolidation of the Trust into another company, such that the holders of the Common Shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable immediately prior to such merger or consolidation hold less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, or (C) the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, or the sale or disposition of all or substantially all of the assets of the Trust, such that after the transaction, the holders of the Common Shares and shares of all other classes or series of shares of beneficial interest upon which like voting rights have been conferred and are exercisable immediately prior to the transaction hold less than 50% of the voting securities of the acquiror or the parent of the acquiror.

5.	Voting Rights.

A.	Holders of the Series A Preferred Shares shall not have any voting rights, except as provided by applicable law and as set forth in this Section 5. On any matter on which the Series A Preferred Shares are entitled to vote, including any action by written consent, each Series A Preferred Share will be entitled to one vote.

B.	Whenever distributions payable on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the holders of such Series A Preferred Shares (voting together as a class with holders of all other Parity Preferred Shares) shall be entitled to elect two additional trustees to serve on the Board (the “Preferred Trustees”) who shall each be elected for a one-year term (subject to earlier termination as described below). Such election shall be at a special meeting called by the holders of record of at least 10% of the outstanding Series A Preferred Shares or the record holders of any other class or series of Parity Preferred Shares so in arrears (or at our next annual or special meeting if notice of such meeting is given less than 90 days before the date fixed for the next annual or special meeting of shareholders) and at each subsequent annual meeting until all of the distributions on the Series A Preferred Shares and the Parity Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof in full is set apart for such payment. Election shall require a vote of the holders of a majority of the outstanding Series A Preferred Shares and all classes or series of Parity Preferred Shares so in arrears (voting as a single class). Upon such election, the size of the board shall be increased by two trustees.

C.	If and when all accumulated distributions shall have been paid in full or declared and a sum sufficient for the payment thereof in full is set apart for such payment on the Series A Preferred Shares, the holders of the Series A Preferred Shares shall be divested of the voting rights set forth in Section 5, Paragraph B herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions shall have been paid in full or declared and a sum sufficient for the payment thereof in full is set apart for such payment on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees of the Trust shall be automatically decreased by two. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office or, if there is no such remaining trustee, by vote of holders of a majority of the outstanding Series A Preferred Shares and any other class or series of Parity Preferred Shares voting as a single class. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in Section 5, paragraph B (voting together as a single class with all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

D.	So long as any Series A Preferred Shares remain outstanding, the Trust shall not without the affirmative vote or consent of the holders of two-thirds of the Series A Preferred Shares and each other class or series of Parity Preferred Shares outstanding at the time (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize or create (including by reclassification), or increase the authorized or issued amount of, any class or series of shares of beneficial interest, or any obligation or security convertible into, exchangeable for or evidencing the right to purchase or other wise acquire any shares of any class or series of shares of beneficial interest, ranking senior to the Series A Preferred Shares and each other class or series of Parity Preferred Shares with respect to payment of distributions or upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or these Articles Supplementary or any other articles supplementary to our Declaration of Trust relating to any other Parity Preferred Shares, whether by merger, consolidation, share exchange or otherwise, or consummate a merger, consolidation, share exchange or transfer involving the Trust (any such merger or consolidation, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the holders of the Series A Preferred Shares or any other class or series of Parity Preferred Shares; provided however, with respect to any of the Events set forth in (ii) above, the occurrence of any such Event shall not be deemed to materially adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or any other class or series of Parity Preferred Shares, or the holders thereof, if immediately after any such Event: (a) the Trust is the surviving entity and there are no outstanding shares of beneficial interest of the Trust ranking, as to the payment of distributions or upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, senior to the Series A Preferred Shares or any other class or series of Parity Preferred Shares other than the shares of beneficial interest of the Trust outstanding immediately prior to such Event the terms of which remain unchanged and remain outstanding and the terms thereof remain unchanged; or (b) the Trust is not the surviving entity and, as a result of the Event, the holders of the Series A Preferred Shares and each other class or series of Parity Preferred Shares receive shares of equity securities with preferences, rights and privileges substantially similar to the preferences, rights and privileges of the Series A

Preferred Shares and each other or any other class or series of Parity Preferred Shares, as applicable,and there are no outstanding shares of equity securities of the surviving entity ranking, as to the payment of distributions or upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, senior to the Series A Preferred Shares or any other class or series of Parity Preferred Shares other than the equity securities issued in respect of the shares of beneficial interest of the Trust outstanding prior to such Event the terms of which are substantially similar to the terms immediately prior to such event. Except as may be required by law, holders of Series A Preferred Shares shall not be entitled to vote with respect to (I) the authorization or issuance of Parity Preferred Shares or shares of beneficial interest ranking junior to the Series A Preferred Shares with respect to the payment of distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary; or (II) any increase, decrease or issuance of any Series A Preferred Shares, Parity Preferred Shares or shares of beneficial interest ranking junior to the Series A Preferred Shares with respect to the payment of distributions and the distribution of assets upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary. Except as provided above and required by law, the holders of Series A Preferred Shares are not entitled to vote on any merger or consolidation involving the Trust, on any share exchange or on a sale of all or of substantially all of the assets of the Trust.

E.	The foregoing voting provisions of this Section 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

6.	Conversion. The Series A Preferred Shares shall not be convertible into or exchangeable for any other shares of beneficial interest, securities or property of the Trust, except that, in limited circumstances, the Series A Preferred Shares may be automatically converted into or exchange for “Excess Shares” in accordance with Article II, Section 5 of the Declaration of Trust.

7.	Ranking. The Series A Preferred Shares shall, with respect to the payment of distributions and distribution of our assets and rights upon the liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, rank (a) senior to the Common Shares and to all other shares of beneficial interest that, by there terms, rank junior to such Series A Preferred Shares; (b) on a parity with all share of beneficial interest issued by the Trust, the terms of which specifically provide that those shares of beneficial interest rank on a parity with the Series A Preferred Shares; and (c) junior to all shares of beneficial interest issued by the Trust, the terms of which specifically provide that such shares of beneficial interest rank senior to the Series A Preferred Shares and whose senior ranking is consented to by the holders of the Series A Preferred Shares in accordance with Section 5 above.

8.	Exclusion of Other Rights. The Series A Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, terms or conditions of redemption other than as expressly set forth in the Declaration of Trust and in these Articles Supplementary.

9.	Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.	Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, terms or conditions of redemption of the Series A Preferred Shares set forth in the Declaration of Trust and these Articles Supplementary is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, terms or conditions of redemption of Series A Preferred Shares set forth in the Declaration of Trust and these Supplementary that can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, terms or conditions of redemption of the Series A Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

11.	No Preemptive Rights. No holder of Series A Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of beneficial interest of the Trust (whether now or hereafter authorized), including without limitation unissued Series A Preferred Shares, or securities of the Trust convertible into or carrying a right to subscribe to or acquire shares of beneficial interest of the Trust, including without limitation Series A Preferred Shares.